SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


Date of earliest event reported:   May 12, 1998


                   DAWN TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

     Delaware                  0-17864               13-3493060
(State or other juris-       (Commission        (IRS Employer
diction of incorporation)    File Number)       Identification No.)

1260 Old Colony Road, Wallingford, Connecticut      06492
 (Address of principal executive office)           (Zip Code)

Registrant's telephone number, including area code  203-269-8757

433 So. Main Street, Suite 321, West Hartford, Connecticut  06110
(Former name or former address, if changed since last report)



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

Item 4.   Changes in Registrant's Certifying Accountant.

          On May 12, 1998, the Registrant, Dawn Technologies, Inc., retained
Stoltz Costello & Company, LLC as its principal independent accountants and auditors for the fiscal year ended December 31, 1997 instead of its former independent accountants and auditors, Arthur Andersen LLP.

          Arthur Andersen LLP's report dated February 29, 1996 on the financial statements of the Registrant for its fiscal year ended
December 31,
1995 contained the following statement:

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
          Note 2 to the financial statements, at December 31, 1995, the
          Company was not in compliance with certain covenants of its bank loan agreements and, accordingly, the bank can request repayment of such loans on demand. In addition, the Company's projections for
          1996 reflect a negative cash flow. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

          Arthur Andersen LLP's report dated April 11, 1997 on the
financial
statements of the Registrant for its fiscal year ended December 31,
1996
contained the following statement:

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
          Note 2 to the financial statements, at December 31, 1996, the
          Company was not in compliance with certain covenants of its bank loan agreements and, accordingly, the bank can request repayment of such loans on demand. The Company's long standing contract with its largest customer will be expiring in 1997 and as such, the
          Company's ability to sustain sales levels necessary to support operations is not assured. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

          The decision to change accountants was approved by the Board of
Directors of the Registrant and its Audit Committee.

          It is the Registrant's understanding that during the Registrant's two most recent fiscal years and any later interim period, there was no disagreement with the Registrant's former accountants, Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountants' satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.


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


          During the Registrant's two most recent fiscal years and any later interim period, neither the Registrant nor anyone acting on the Registrant's behalf consulted with the new accountant regarding:

               (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements and neither written nor oral advice was provided that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

              (ii)  any matter that was the subject of a
disagreement or
event identified herein in response to paragraph (a)(1)(iv) of Item
304 of
Regulation S-B.


Item 5.   Other Events.

          On March 13, 1998, the Board of Directors of Dawn
Technologies,
Inc. elected the following persons as the officers of Dawn
Technologies, Inc.

          Warren K. Novick    Chairman of the Board, President,
                              Chief Executive Officer, Secretary
                              and Assistant Treasurer

          William Winakor     Executive Vice President and Chief
                              Operating Officer

          John Scanlon        Treasurer, Chief Financial and
                              Accounting Officer and Assistant
                              Secretary

          David Sklar         Assistant Treasurer


Item 7.   Financial Statements and Exhibits.

          The following exhibits are filed as a part of this report:

          Exhibit 16.1   Letter from Arthur Andersen LLP
                         (To be filed by amendment if not filed
                         with this report.)

          Exhibit 16.2 Letter from Stoltz Costello & Company LLC (To be filed by amendment if not filed with this report.)


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

                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   DAWN TECHNOLOGIES, INC.


Date: May 12, 1998                 By:S/ WARREN NOVICK
                                      Warren Novick, President,
                                      Chief Executive Officer,
                                      Secretary and Assistant
                                      Treasurer


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

                               Exhibit 16.1



May 18, 1998


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir/Madam:

We have read the first five paragraphs of Item 4 included in the Form 8-K dated May 12, 1998 of Dawn Technologies, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

S/ ARTHUR ANDERSEN LLP

csr

Copy to: John Scanlan, Chief Financial Officer
         Dawn Technologies, Inc.


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

                               Exhibit 16.2



Securities and Exchange Commission
Washington, D.C. 20549



We have been appointed principal independent accountants and auditors for
DAWN TECHNOLOGIES, INC. as of May 12, 1998.

As such, we have reviewed all the information contained on Form 8-K for DAWN
TECHNOLOGIES, INC. persuant to section 304 of Regulation S-B and have no disagreement with or noted any additional information that should be disclosed to the Commission.


                              S/ STOLTZ COSTELLO & COMPANY, LLC


Glastonbury, Connecticut
May 18, 1998


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